Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014 relating to the financial statements of GoPro, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-196083) filed on June 11, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 25, 2014